SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2004

Dex Media West LLC

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-112694	25-1903487
(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits.

(c) Exhibits.

Exhibit No.	Description
The following exhibits are furnished herewith:

99.1	Second Amendment, to be dated as of the effective date of the expected initial public offering of common stock by Dex Media West LLC’s indirect parent, Dex Media, Inc., to the Credit Agreement, dated as of September 9, 2003, as amended, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent.

99.2	Press release.

Item 9. Regulation FD Disclosure.

In a press release, dated June 18, 2004, Dex Media West LLC announced the completion of the repricing of its tranche A and tranche B term loan facilities. Such repricing is permitted under the Credit Agreement, dated as of September 9, 2003, as amended, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent, pursuant to the Second Amendment thereto, to be dated as of the effective date of the expected initial public offering of common stock by Dex Media West LLC’s indirect parent, Dex Media, Inc. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media West LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 18, 2004

DEX MEDIA WEST LLC

By:	/S/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President
(duly authorized officer)